EXHIBIT 10.1

ASSIGNMENT AGREEMENT

THIS AGREEMENT dated for reference this 23rd day of November, 2007.

BETWEEN:

RADIAL ENERGY INC., a Nevada corporation having an address at Suite 210,
225 Marine Drive, Blaine, Washington, USA, 98230

(“Radial")

AND:

COACH CAPITAL, LLC, a Delaware corporation having an address at Suite 600,
1201 Orange Street, Wilmington, Delaware, USA, 19899-0511

(“Coach”)

WHEREAS:

A.
Radial and Coach are party to a note purchase agreement (the “Note Purchase Agreement”) dated June 11, 2007 whereby Radial agreed to sell to Coach, and Coach agreed to buy, up to a total of USD$1,400,000 in secured convertible promissory notes.

B.
Radial and Coach are party to a secured convertible promissory note (the “Note”), dated June 11, 2007, in the amount of USD$1,200,000, the terms of which Note state that Radial grants, as security for repayment of the Note, its interest, including a 23% in the Lote 100 Block project (the “Property”) and in the agreements, licences, concessions and assets comprising it and attached hereto as Schedule “B” (collectively, the “Underlying Agreements”) whereby Radial has the right to acquire an interest in the Property.

C.
Radial wishes to assign to Coach, and Coach wishes to acquire, any and all interest of Radial in and to the Underlying Agreements in consideration of the full and final settlement and forgiveness, by Coach, of any debts, liabilities and obligations which Radial owes to Coach under the terms of the Note and for further consideration of Coach assuming all liabilities and obligations of Radial to Ziegler-Peru, Inc. (“Ziegler-Peru”) under the terms of the Underlying Agreements, up to a maximum of USD$250,000 (the “Outstanding Liability”) as of the date of the execution hereof, payment of which Outstanding Liability is a condition precedent to this Agreement.

D.
Radial is, or may be, in default of the Underlying Agreements and its interest in the Underlying Agreements has, or soon will have, lapsed and terminated and Radial is unable to make further payments to Ziegler-Peru or any other party under the terms of the Underlying Agreements.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

1.	RADIAL’S REPRESENTATIONS

1.1	Radial represents and warrants to Coach that:

(a)	Save and except as concerns its agreements with Radial, to the best of Radial’s knowledge, Ziegler-Peru holds the Property free and clear of all liens, charges and claims of others;

(b)
The Property has been, or to the best of the knowledge of Radial has been, duly and validly located and recorded in a good, workmanlike, and miner-like manner pursuant to the laws of Peru and the oil prospects comprising the Property are in good standing in the Loreto Department and with the government of Peru as of the date of this Agreement;

(c)	Radial is duly incorporated under the laws of its incorporating jurisdiction and is a valid and subsisting company in good standing under those laws;

(d)
Radial has the right to transfer, convey, option and assign its interest in the Property and in the Underlying Agreements to Coach as contemplated in this Agreement, provided that Ziegler-Peru and C.I.A. Consultora de Petroleo S.A. (“CCP”) execute and grant their consent to the assignment contained herein as set forth in the AS CONFIRMATION section below;

(e)
There are no adverse claims or challenges against or to Radial’s or to Ziegler-Peru’s interest in the Property and the Underlying Agreements and to Radial’s knowledge, there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof other than the Underlying Agreements;

(f)
Save and except as noted in (d) above, Radial has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or body corporate and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any indenture, agreement or other instrument whatsoever to which Radial is a party or to which it is subject; and

(g)
As of today’s date, Radial is aware of no proceedings which are pending and which could lead to the placing of Radial in bankruptcy or insolvency, or in any position similar to bankruptcy, such that any person could claim an interest in and to the Property from Coach notwithstanding that Coach is at arm’s length with Radial and is entering into this Agreement for good and valuable consideration.

1.2
The representations and warranties of Radial set out in Paragraph 1.1 above form a part  of this Agreement and are conditions upon which Coach has relied in entering into this  Agreement and shall survive the acquisition of any interest in the Property by Coach.

1.3
Radial will indemnify Coach from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by Radial and contained in this Agreement including, without limiting the generality of the foregoing, against any and all loss, damage, costs, actions and suits which may be brought as a result of any shareholder actions on the part of Radial’s shareholders. In lieu of any monetary indemnification, Coach may claim from Radial indemnification in the form of repayment, sale or transfer to it of some or all of Radial’s other assets or may, at Coach’s election, request repayment in equity securities of Radial.

1.4	The Property is not, to the best of Radial’s knowledge, subject to any royalty claims on the part of any party other than the royalty from production normally due to the government of Peru.

2.	COACH'S REPRESENTATIONS

2.1
Coach warrants and represents to Radial that it is a body corporate, duly incorporated  under the laws of the State of Nevada with full power and absolute capacity to enter into  this Agreement and that the terms of this Agreement have been or will be authorized by all  necessary corporate acts and deeds in order to give effect to the terms hereof.

2.2
Coach warrants and represents that it will perform all of Radial’s obligations under the  terms of the Underlying Agreements save and except that it is expressly agreed between  the parties hereto that Coach is not assuming any present debts, liabilities and obligations  of Radial in excess of the Outstanding Liability.

3.	ASSIGNMENT OF OPTION, EXERCISE OF OPTION

3.1
Radial, in exchange for the consideration in section 4. below, hereby assigns to Coach all of  its right, title and beneficial interest in and to the Underlying Agreements, the Property and,  in particular, in a 23% interest in and to the Lote 100 Block Project (the “Assigned  Interests”).

4.	CONSIDERATION AND FULL AND FINAL RELEASE

4.1	Coach shall pay for the assignment of the Assigned Interests by:

(a)   Paying to Ziegler-Peru the sum of USD$250,000, being the Outstanding Liability; and
(b)   Forgiveness of the Note, as evidenced by this Agreement, and full and final release of Radial, as evidence by this Agreement, from the terms of the Note and from any and all past and present claims or potential claims, liabilities, debts or obligations, of any  kind, including claims for any outstanding monies or damages due to Coach from Radial.

5.	CONDITIONS PRECEDENT

5.1	This Agreement is expressly subject to the payment, to Ziegler-Peru, of the Outstanding Liability by Coach as described in section 4.1 hereof .

5.2	In the event that the Outstanding Liability is not paid on or before November 30, 2007, this Agreement may terminate if Radial gives Coach notice of termination on or before December 7, 2007.

6.	TERM OF AGREEMENT AND RIGHT TO ABANDON PROPERTY INTERESTS

6.1
Nothing in this Agreement shall require Coach to continue work or payments to Ziegler-Peru or CCP under the terms of either the Underlying Agreements or this Agreement. Coach may abandon the Project at any time provided that it first provides to Radial sixty (60) days notice of its intention (the “Termination Notice”) and provided that it keeps the Underlying Agreements in good standing until such time as the sixty (60) days from the notice date has expired.

6.2
Where this term conflicts with the terms of the joint operating agreement (“JOA”) among Radial (which is hereby assigned to Coach), Ziegler-Peru, and CCP, the terms of the JOA shall govern, assuming that Ziegler-Peru and CCP have consented to this assignment and, consequently, the substitution of Coach for Radial under the terms of the JOA.

7.	FURTHER ASSURANCES AND WAIVER OF LEGAL RIGHTS

7.1
The parties hereto agree to do or cause to be done all acts or things reasonably necessary to  implement and carry into effect the provisions and intent of this Agreement including,  without limiting the generality of the foregoing, obtaining consent resolutions, or minutes,  of their respective boards of directors consenting and approving of this Agreement and  obtaining any necessary legal, regulatory and governmental approvals or registrations  required to effect this Agreement and the assignment herein.

7.2
Radial hereby waives any legal rights or objections it may have to this Agreement based on the terms of the Underlying Agreements or the operation of applicable laws of Nevada, of Texas, of the United States of America or of Peru. For greater clarity, the purpose of this clause is to ensure, given that the parties hereto have not yet been able to obtain legal advice with  respect to the operation of these applicable laws, that this Agreement and the assignment contemplated herein is nevertheless effective and enforceable at law given that Coach is relying upon it to make payment of the Outstanding Liability and forgiveness of the Note.

8.	FORCE MAJEURE

8.1
If either of the parties hereto is prevented from or delayed in complying with any provisions  of this  Agreement by reasons of strikes, labour disputes, lockouts, labour shortages, power  shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond their control, the time limited for the performance of  various provisions of this Agreement as set out above shall be extended by a period of time  equal in length to the period of such prevention and delay, and they, insofar as is possible,  shall promptly give written notice the other party of the particulars of the reasons for any  prevention or delay under this paragraph, and shall take all reasonable steps to remove the  cause of such prevention or delay and shall give written notice as soon as such cause ceases  to exist.

9.	ENTIRE AGREEMENT

9.1
This Agreement constitutes the entire agreement to date between the parties hereto and  supersedes every previous agreement, communication, expectation, negotiation,  representation or understanding, whether oral or written, express or implied, statutory or  otherwise, between the parties hereto with respect to the subject matter of this Agreement.

10.	NOTICE

10.1	Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if mailed to the addresses on the first page of this Agreement.

10.2	Either party hereto may from time to time by notice in writing change its address for the purpose of paragraph 10.1.

11.	TIME OF ESSENCE

11.1	Time shall be of the essence of this Agreement.

12.	CURRENCY

12.1	All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of the United States of America (“USD$”).

13.	APPLICABLE LAW

13.1	This Agreement shall be governed by the laws of the State of Texas and the parties hereto agree to attorn to the courts thereof.

14.	ENUREMENT

14.1	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

15.	LEGAL COUNSEL

15.1
The parties hereto confirm and acknowledge that corporate counsel for Coach has, in the past, been retained to provide advice to Radial on matters other than the Underlying Agreements. Radial has acknowledged that it believes there is no conflict in Coach’s corporate counsel acting to draft this Agreement and the parties acknowledge that Radial and Coach negotiated and agreed to the terms of this Agreement between themselves. The parties further agree and acknowledge that they have been advised to seek independent and qualified legal advice with respect to the application, if any, of the laws of the State of Nevada, the laws of Peru and the federal laws of the United States of America to this Agreement.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

COACH CAPITAL, LLC.	RADIAL ENERGY INC.

Per: Authorized Signatory	Per: Authorized Signatory

SCHEDULE “A”

NOTE PURCHASE AGREEMENT AND SECURED CONVERTIBLE PROMISSORY NOTE

SCHEDULE "B"

THE UNDERLYING AGREEMENTS